Exhibit 99.N4.10(a)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BOARD OF DIRECTORS
FIRST INVESTORS LIFE INSURANCE COMPANY
95 WALL STREET

NEW YORK, NY  10005

We hereby consent to the use in Post-Effective Amendment No. 18 to the Registration Statement on Form N-4 (File No. 33-33419) of our report dated March 5, 2003 relating to the December 31, 2002 financial statements of First Investors Life Variable Annuity Fund C and our report dated March 5, 2003 relating to the December 31, 2002 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.

                                                     TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 23, 2003